COASTWAY BANCORP, INC. LOGO

FOR IMMEDIATE RELEASE

Contact:	William A. White President and CEO (401) 330-1600

     COASTWAY BANCORP, INC. ANNOUNCES RESULTS OF
STOCK OFFERING AND DEPOSITOR VOTE OF COASTWAY COMMUNITY BANK

Cranston, Rhode Island, January 8, 2014 – Coastway Bancorp, Inc. (the “Company”), a Maryland corporation and the proposed holding company for Coastway Community Bank (the “Bank”), announced today that the depositors of the Bank have approved the plan of conversion and reorganization (the “Plan”) pursuant to which Coastway Bancorp, MHC (the “MHC”) will convert to the stock holding company form of organization and the Company will sell shares of its common stock to the public.

The Company also announced that it expects to sell 4,827,125 shares of common stock, including the sale of 395,934 shares to the employee stock ownership plan, at $10.00 per share for gross offering proceeds of $48.3 million in the offering.  The Company will also contribute 122,054 shares and $300,000 in cash to a charitable foundation established by the Bank in connection with the conversion.

The offering was oversubscribed, and accordingly, valid orders will be filled in accordance with the allocation procedures set forth in the Plan and described in the prospectus. All valid orders received by persons exercising subscription rights in the subscription offering will be filled in full.  Valid orders received in the community offering will be filled in accordance with the terms of the Plan, which will result in some orders being only partially filled.

If you would like to confirm your allocation, you may contact the stock information center at (401) 736-7353.  The stock information center will be open for this purpose weekdays from 10:00 a.m. until 4:00 p.m., Eastern Time, beginning January 9, 2014.

The transaction will close as soon as practicable following receipt of final regulatory approval at which time the MHC and Coastway Bancorp, LLC, the Rhode Island chartered mid-tier holding company of the Bank, will cease to exist, and the Company will become the public stock holding company of the Bank.  The shares of common stock sold in the offering are expected to trade on the Nasdaq Capital Market under the trading symbol “CWAY.”

Sandler O’Neill & Partners, L. P. acted as selling agent in the subscription and community offerings.  Luse Gorman Pomerenk & Schick, P.C. and Brown Rudnick LLP served as legal counsel to the Company and the MHC. Goodwin Procter LLP served as legal counsel to Sandler O’Neill & Partners, L. P.

Following the completion of the conversion, Coastway Bancorp, Inc. will be a bank holding company and the parent company of Coastway Community Bank. The Bank has branches in Cranston, East Providence, East Greenwich, Lincoln, Providence and Warwick. The Bank’s website is www.coastway.com.

This news release contains forward-looking statements within the meaning of the federal securities laws.  Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results.  These forward-looking statements, identified by words such as “will,” “expected,” “believe,” and “prospects,” involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein.  These risks and uncertainties involve general economic trends and changes in interest rates, increased competition, changes in consumer demand for financial services, the possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, and market disruptions.  Coastway Bancorp, Inc. undertakes no obligation to release revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission.  This press release is neither an offer to sell nor a solicitation of an offer to buy common stock.  The offer will be made only by means of the written prospectus forming part of the registration statement.

The shares of common stock are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.